UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 11, 2007
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 11, 2007, the MetLife, Inc. board of directors (the “Board”) adopted the MetLife Executive Severance Plan (the “Severance Plan”), effective December 17, 2007. All individuals employed by MetLife, Inc. (the “Company”) or its affiliates who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and any other individuals granted eligibility by the Compensation Committee of the Board and named in an appendix to the Severance Plan (collectively, the “Participants”) are eligible for benefits under the Severance Plan. To the extent a Participant had an Employment Continuation Agreement with the Company (each, a “Continuation Agreement”), the Severance Plan replaces that agreement. Pursuant to the terms of a Termination of Employment Continuation Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, each of Messrs. Henrikson, Wheeler and Toppeta, and Mmes. Weber and Rein, agreed to terminate his or her Continuation Agreement, effective December 17, 2007, in consideration of the adoption of the Severance Plan.
          The Severance Plan, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference, is intended to provide benefits to Participants should their employment end, under certain circumstances, during the three years after a change of control of the Company (as defined in the Severance Plan). The terms of the Severance Plan are substantially similar to those of the Continuation Agreements, except that:
•	the Severance Plan does not provide for any additional payments, i.e., gross-up, in the event that the benefits under the Severance Plan and other arrangements offered by the Company or its affiliates cause the Participant to owe an excise tax under Section 280G of the Internal Revenue Code or similar state or local law (“Section 280G”);
•	if the Participant would receive a greater net after-tax benefit by having Severance Plan benefits reduced to below the amount that would cause a Section 280G excise tax to apply, severance payments under the Severance Plan would be reduced accordingly; and
•	the Severance Plan provides for payments and benefits to be delayed for six months under circumstances where it may be required by Internal Revenue Code Section 409A (“Section 409A”).

          Also on December 11, 2007, the Compensation Committee of the Board approved (i) an Amendment to Management Performance Share Agreements pursuant to the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “2005 Plan”), effective as of December 31, 2007 (the “Amendment”), (ii) a new form of Management Performance Share Agreement pursuant to the 2005 Plan, effective as of December 11, 2007, and (iii) a new form of Management Restricted Stock Unit Agreement pursuant to the 2005 Plan, effective as of December 11, 2007. The terms of the new form of Management Performance Share Agreement and new form of Management Restricted Stock Unit Agreement are substantially similar to those set forth in the form of Management Performance Share Agreement and form of Management Restricted Stock Unit Agreement filed as Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on January 10, 2006, respectively, except that:
•	the timing of any payment that may become due under each agreement has been prescribed;

•	the formula for determining a pro rata payment has been prescribed, should the employee be discontinued from employment (other than after qualifying for long-term disability benefits or retirement benefits, or qualifying for retirement benefits or full post-retirement medical benefits in connection with the discontinuance from employment) before the award has vested and be offered a separation agreement by the Company or one of its affiliates under a severance program; and
•	the terms of any alternative award that would prevent the performance shares or restricted stock units, respectively, from vesting immediately upon a change of control of the Company (as defined in the respective form of agreement) may not accelerate the timing of payment or otherwise violate Section 409A.
          The effect of the Amendment is to incorporate similar changes into the outstanding Management Performance Share Agreements and Management Restricted Stock Unit Agreements. The Amendment, the new form of Management Performance Share Agreement and the new form of Management Restricted Stock Unit Agreement are attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
10.1	Form of Termination of Employment Continuation Agreement with Messrs. Henrikson, Wheeler and Toppeta and Mmes. Weber and Rein (effective as of December 17, 2007).

10.2	MetLife Executive Severance Plan (effective as of December 17, 2007).

10.3	Amendment to Management Performance Share Agreements (effective as of December 31, 2007).

10.4	Form of Management Performance Share Agreement under the 2005 Plan (effective December 11, 2007).

10.5	Form of Management Restricted Stock Unit Agreement under the 2005 Plan (effective December 11, 2007).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: December 13, 2007

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Form of Termination of Employment Continuation Agreement with Messrs. Henrikson, Wheeler and Toppeta and Mmes. Weber and Rein (effective as of December 17, 2007).

10.2	MetLife Executive Severance Plan (effective as of December 17, 2007).

10.3	Amendment to Management Performance Share Agreements (effective as of December 31, 2007).

10.4	Form of Management Performance Share Agreement under the 2005 Plan (effective December 11, 2007).

10.5	Form of Management Restricted Stock Unit Agreement under the 2005 Plan (effective December 11, 2007).